Exhibit No. 1.2     Form of Representative's Share Option Agreement.

                                                                     Exhibit 1.2


                           FIRSTLINK COMMUNICATIONS, INC.




                      KASHNER DAVIDSON SECURITIES CORPORATION






                      REPRESENTATIVE'S SHARE OPTION AGREEMENT






































                                Dated as of ________

                                 TABLE OF CONTENTS

  Section Title                                                Page Number
     1    Definitions                                                1
     2    Options and Issuance of Option Certificates                2
     3    Form of Option                                             2
     4    Term of Options; Exercise of Options                       3
     5    Reservation of Option Securities                           4
     6    Payment of Taxes                                           5
     7    Option Securities to be Fully Paid                         5
     8    Limitation on Transfer                                     5
     9    Adjustment of Exercise Price and Number of Shares          5
     10   Merger or Consolidation of Company                         8
     11   Modification of Agreement                                  8
     12   Notice to Holders                                          8
     13   Registration Rights                                        9
     14   Payment of Taxes                                          12
     15   Indemnification and Contribution                          12
     16   Restrictions on Transfer                                  14
     17   Fractional Shares                                         15
     18   No Rights as Stockholder; Notices to Option Holder        15
     19   Charges Due Upon Exercise                                 15
     20   Notices                                                   15
     21   Arbitration                                               16
     22   Applicable Law                                            16
     23   Miscellaneous Provisions                                  16

                      REPRESENTATIVE'S SHARE OPTION AGREEMENT


     This Representative's Share Option Agreement (the "Agreement"), dated as of ____, is made and entered into by and between FirstLink Communications, Inc., an Oregon corporation (the "Company"), and Kashner Davidson Securities Corporation ("Kashner Davidson").

     The Company agrees to issue and sell, and Kashner Davidson agrees to purchase, for the price of $100, Options to purchase up to an aggregate of 100,000 shares ("Shares") of the Company's Common Stock, subject to the terms and conditions set forth below.

     In consideration of the foregoing and for the purpose of defining the terms and provisions of the Options and the respective rights and obligations thereunder, the Company and Kashner Davidson, for value received, hereby agree as follows:

     SECTION 1.     DEFINITIONS

     The following terms used in this agreement shall have the following meanings (unless otherwise expressly provided herein):

     THE "ACT."    The Securities Act of 1933, as amended.

     THE "COMMISSION."    The Securities and Exchange Commission.

     THE "COMPANY."    FirstLink Communications, Inc., an Oregon corporation.

     "COMMON STOCK."    The Common Stock, no par value per share, of the
Company, whether now or hereafter authorized, holders of which have the right to participate in the distribution of earnings and assets of the Company without limit as to the amount or percentage.

      "CURRENT MARKET PRICE."   The Current Market Price shall be determined as
follows:

     (a) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the Nasdaq National Market or the Nasdaq Small Cap Market, the Current Market Price shall be the last reported sale price of that security on such exchange or system on the day immediately before the event; or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

     (b) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Price shall be the last reported sale price of that security on the OTC Bulletin Board on the day immediately before the event; or if no such sale is made on such day, the average of the last reported highest bid and lowest asked prices quoted on the OTC Bulletin Board on the last business day prior to the day of the event; or

     (c) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the Current Market Price shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection and arbitration procedure as described in Section
9.9 below.

     "EFFECTIVE DATE."    _________

     "EXERCISE DATE."    __________

     "EXERCISE PRICE."  $    per Share, as modified in accordance with
Section 4, below.

     "EXPIRATION DATE."    ________

     "HOLDER" OR "WARRANT HOLDER."    The person to whom a warrant
certificate is issued, and any valid transferee thereof pursuant to Section 8, below.

     "MAJORITY HOLDER."    Any Holder, any holder of Option Securities, or
any combination of Holders and such holders of Option Securities; and any Holder of Warrant Options, any holder of Warrant Option Securities, or any combination of such Holders and such holders of Warrant Option Securities, if they hold, in the aggregate, unexercised Options plus issued and outstanding Option Securities equal to more than 50% of the total of (i) all Option Securities issued and outstanding as a result of the exercise of the Option, and (ii) all Option Securities that may at that time be purchased by exercising the unexercised portion of the Option. For purposes hereof, a Holder of an Option which entitles the Holder to purchase more than one share or Warrant shall be deemed to hold Options equal to the number of shares or Warrants which may be acquired pursuant to any such Option.

     "NASD."    The National Association of Securities Dealers, Inc.

     "NASDAQ."    The Nasdaq Stock Market, Inc.

     "OPTIONS."    The Options issued in accordance with the terms of this
Agreement and any Options issued in substitution for or replacement of such Options, or any Options into which such Options may be divided or exchanged.

     "OPTION SECURITIES."    The Common Stock purchasable upon exercise of an
Option.

     "PUBLIC OFFERING."    The public offering by the Company of 1,000,000
shares of Common Stock and 1,000,000 warrants pursuant to an underwriting agreement dated as of ______, between the Company and Kashner Davidson as Representative of the several Underwriters named in the underwriting agreement.

     "TERMINATION OF BUSINESS."    Any sale, lease or exchange of all, or
substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company.

     "UNDERWRITER."    A broker-dealer identified as an Underwriter in the Final
Prospectus for the Public Offering.

     "WARRANT OPTIONS."    Those options to purchase Warrants issued to the
Holder concurrently with the issuance of the Share Options under this Agreement, pursuant to a Representative's Warrant Option Agreement dated the date of this Agreement.

     SECTION 2  OPTIONS AND ISSUANCE OF OPTION CERTIFICATES

     2.1 DESCRIPTION OF OPTIONS. Each Option shall initially entitle the Option Holder to purchase one share of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in Section 10. Option Certificates representing up to 100,000 Options and evidencing the right to purchase an aggregate of up to 100,000 shares of Common Stock of the Company shall be executed by the proper officers of the Company. The Company shall deliver Option Certificates in required whole number denominations to the person entitled thereto in connection with the original issuance of Option Certificates or any transfer or exchange permitted under this Agreement.

     2.2 OPTION SECURITIES. Except as provided in Section 3.4 hereof, Certificates representing the Option Securities shall be issued only on or after the Exercise Date upon exercise of the Options or upon transfer or exchange of the Option Securities following exercise of the Options.

     SECTION 3  FORM OF OPTION

     3.1 FORM OF CERTIFICATES. The Option Certificates shall be substantially in the form attached hereto as Exhibit A and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement. The Option Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Option Certificates.

     3.2 EXECUTION OF CERTIFICATES. The Option Certificates shall be executed on behalf of the Company by its President and Secretary, by manual signatures thereon, and shall have imprinted thereon a facsimile of the Company's seal. Any Option Certificate may be signed by any person who at the actual date of the preparation of such Option Certificate shall be a proper officer of the Company to sign such Option Certificate even though such person was not such an officer upon the date of this Agreement.

     3.3 MUTILATED, LOST, STOLEN, OR DESTROYED CERTIFICATE. In case the certificate or certificates evidencing the Options shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Option Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Option Certificate or Certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Option and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Option Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     3.4 EXCHANGE OF CERTIFICATE. Any Option Certificate may be exchanged for another certificate or certificates entitling the Option Holder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Option Holder to purchase. Any Option Holder desiring to exchange a Option Certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Option to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Option Certificate as so requested.

     SECTION 4. TERM OF OPTIONS; EXERCISE OF OPTION

     4.1 EXERCISE OF OPTION. Subject to the terms of this Agreement, the Optionholder shall have the right, at any time during the four-year period commencing at 9:00 a.m., Portland, Oregon Time, on the Exercise Date and ending at 5:00 p.m., Portland Time, on the Expiration Date to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Optionholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Options to be exercised, together with the purchase form on the reverse thereof; or to convert the Options into Option Securities pursuant to Section 4.5 herein, duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Shares in respect of which such Options are then exercised, but in no event for less than 100 Shares (unless fewer than an aggregate of 100 shares are then purchasable under all outstanding Options held by a Optionholder).

     4.2 PAYMENT OF EXERCISE PRICE. Payment of the aggregate Exercise Price shall be made in cash or by check, or any combination thereof.

     4.3. ISSUANCE OF SHARES. Upon such surrender of the Options and payment of such Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Optionholder and in such name or names as the Optionholder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Option, together with cash, as provided in
Section 12 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such securities as of the date of surrender of the Options and be divided or combined, upon request to the Company by the Optionholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Optionholder" shall include any transferee or transferees of the Options pursuant to this Subsection 4.3, and the term "Options" shall include any and all Options outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement.

     4.4 CANCELLATION OF CERTIFICATES. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled.

     4.5 DELIVERY OF PROCEEDS OF EXERCISE. Within two days after the receipt thereof in cleared funds, the Warrant Agent shall deliver to the Company all proceeds received from Warrant Holders on exercise of the Warrants.

     4.6 CONVERSION RIGHT. In addition to and without limiting the rights of the Warrantholder under the terms of the Warrant, the Holder shall have the right (the "Conversion Right") to convert the Warrant evidenced by this certificate or any portion thereof into Shares as provided in this Section
4.6 at any time or from time to time prior to its expiration.

            a. Upon exercise of the Conversion Right with respect to a particular number of Shares (the "Conversion Shares"), the Company shall deliver to the Holder, without payment by the Holder of any Exercise Price or any cash or other consideration, that number of Shares equal to the quotient obtained by dividing the Net Value (as hereinafter defined in this paragraph 4.6(a)) of the Converted Shares by the Current Market Price of a single Share, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Shares shall be determined by subtracting the aggregate Exercise Price of the Converted Shares from the aggregate Current Market Price of the Converted Shares. No fractional securities shall be issuable upon exercise of the Conversion Right, and if the number of securities to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the Current Market Price of the resulting fractional Share.

            b. The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company or at the office of the Company's stock transfer agent, if any, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Shares subject to the Warrant which are being surrendered (referred to in subparagraph 4.(a) above as the Converted Shares), on the reverse side of the Warrant, in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant, or on such later date as is specified therein (the "Conversion Date"), but not later than the Expiration Date. Certificates for the Converted Shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional Warrant Share and, in the case of a partial exercise a new Warrant evidencing the Warrant Shares remaining subject to the Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within seven (7) days following the Conversion Date.

     4.7 FRACTIONAL SHARES. On exercise of the Warrants by the Warrant Holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that the Company shall purchase such fraction for an amount in cash equal to the Current Market Price of such fraction, computed on the trading day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities upon exercise of a Warrant, except as expressly provided in this Section 4.7.

     4.8. STATUS AS SHAREHOLDER. Upon receipt of the Warrant Certificate by the company as described in Sections 4.1 or 4.3 above, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Shares may not have been prepared or actually delivered to the Holder.

     SECTION 5. RESERVATION OF OPTION SECURITIES


     There has been reserved, and the Company shall at all times keep reserved so long as the Options remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Options. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Options will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Options. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 10 hereof.

     SECTION 6. PAYMENT OF TAXES

     The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Options or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer of the Options or the securities comprising the Shares.

     SECTION 7. OPTION SECURITIES TO BE FULLY PAID

     The Company covenants that all Option Securities that may be issued and delivered to a Holder of this Option upon the exercise of this Option and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

     SECTION 8. LIMITATION ON TRANSFER

     This Option may not be sold, transferred, assigned, pledged or hypothecated until the Exercise Date, except for (a) the sale, transfer, or assignment, in whole or in part, to or among the officers of Kashner Davidson and other Underwriters and the officers or partners of those Underwriters,
(b) the transfer by operation of law as a result of the death of any transferee to whom all or a portion of this Option may be transferred, and
(c) the transfer to any successor to the business of an Underwriter. All sales, transfers, assignments or hypothecations of this Option must be in compliance with Section 8 hereof. Any assignment or transfer of this Option shall be made by the presentation and surrender of this Option to the Company at its principal office or the office of its transfer agent, if any, accompanied by a duly executed Assignment Form, in the form attached to and by this reference incorporated in this Option as Exhibit B. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Option or Options, containing the same terms and conditions as this Option, in the name of the new Holder or Holders as named in the Assignment Form, and this Option shall at that time be cancelled.

     SECTION 9. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES

     8.1. ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of the Options and the Option Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution to its stockholders in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by classification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Options immediately prior thereto shall be adjusted so that the Optionholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Options been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 9.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) If, prior to the expiration of the Options by exercise, by their terms, or by redemption, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding shares of Common Stock into shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any Option Holder shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the Option Securities theretofore purchasable on the exercise of any Option, such securities or assets as may be issued or payable with respect to or in exchange for the number of Option Securities theretofore purchasable on exercise of the Option had such reclassification, recapitalization or conveyance not taken place; and in any such event, the rights of any Option Holder to any adjustment in the number of Option Securities purchasable on exercise of such Option, as set forth above, shall continue to be preserved in respect of any stock, securities or assets which the Option Holder becomes entitled to purchase.

     (c) In case the Company shall issue rights, options, warrants, or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price, the number of Shares thereafter purchasable upon the exercise of each Option shall be determined by multiplying the number of Shares theretofor purchasable upon exercise of the Options by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants, or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price. Such adjustment shall be made whenever such rights, options, warrants, or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of stockholders entitled to receive such rights, options, warrants, or convertible securities.

     (d) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 9.1(b) above), then in each case the number of Shares thereafter purchasable upon the exercise of the Options shall be determined by multiplying the number of Shares theretofor purchasable upon exercise of the Options by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subsection 9.1(g) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants, or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     (e) No adjustment in the number of Shares purchasable pursuant to the Options shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Options or, if the Options are not then exercisable, the number of Shares purchasable upon the exercise of the Options on the first date thereafter that the Options become exercisable; provided, however, that any adjustments which by reason of this subsection 9.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

     (f) Whenever the number of Shares purchasable upon the exercise of the Option is adjusted, as herein provided, the Exercise Price payable upon exercise of the Option shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Option Shares purchasable upon the exercise of the Option immediately prior to such adjustment, and of which the denominator shall be the number of Option Shares so purchasable immediately thereafter.

     (g) Whenever the number of Shares purchasable upon exercise of the Options is adjusted as herein provided, the Company shall cause to be promptly mailed to the Optionholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Options after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

     (h) For the purpose of this subsection 9.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Optionholder shall become entitled to purchase any securities of the Company other than Common Stock, (y) if the Optionholder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities; and (z) thereafter the number of such other securities so purchasable upon exercise of the Options shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this
Section 9.

     (j) Upon the expiration of any rights, options, warrants, or conversion privileges, if such shall have not been exercised, the number of Shares purchasable upon exercise of the Options, to the extent the Options have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion privileges, and
(ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Options by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion rights.

     9.2. NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 9.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Options or upon the exercise of the Options.

     9.3. NO ADJUSTMENT IN CERTAIN CASES. No adjustments shall be made pursuant to Section 9 hereof in connection with the issuance of the Common Stock sold as part of the public sale pursuant to the Underwriting Agreement or the issuance of Shares upon exercise of the Options. No adjustments shall be made pursuant to Section 9 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares, aggregating up to 487,805 shares of Common Stock, under the Company's director or employee benefit plans disclosed in the Registration Statement relating to the Public Offering.

     9.4. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Optionholder an agreement that the Optionholder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Options, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Options been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Shares under the Options shall terminate on the date of such merger and thereupon the Options shall become null and void, but only if the controlling corporation shall agree to substitute for the Options, its Options which entitle the holder thereof to purchase upon their exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Options been exercised immediately prior to such merger. Any such agreements referred to in this subsection 9.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9 hereof. The provisions of this subsection 9.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

     9.5. PAR VALUE OF SHARES OF COMMON STOCK. Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Share below the par value per share of the Common Stock issuable upon exercise of the Options, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Options.

     9.6. INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this
Section 9.

     9.7. STATEMENT ON OPTION CERTIFICATES. Irrespective of any adjustments in the number of securities issuable upon exercise of the Options, Option certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Option certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Option certificate that it may deem appropriate and that does not affect the substance thereof; and any Option certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Option certificate, may be in the form so changed.

     9.8. TREASURY STOCK. For purposes of this Section 9, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

     9.9. OFFICERS' CERTIFICATE. Whenever the Exercise Price or the aggregate number of Option Securities purchasable pursuant to this Option shall be adjusted as required by the provisions of this Section 9, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this Option. Each such officers' certificate shall be made available to the Holder or Holders of this Option for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Option. If the officers' certificate is not accompanied by the certificate described in Section 8.6, the officers' certificate described in this Section 6 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of this Option delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holder or Holders of this Option. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 19 below. Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

     SECTION 10. MERGER OR CONSOLIDATION OF THE COMPANY

     The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 9.3 are complied with.

     SECTION 11. MODIFICATION OF AGREEMENT.

     The Company may by supplemental agreement make any changes or corrections in this Agreement it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained. Additionally, the Company may make any changes or corrections deemed necessary which shall not adversely affect the interests of the Warrant Holders, including lowering the exercise price or extending the Exercise Period of the Warrants; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Warrant Holders who hold not less than a majority of the Warrants then outstanding and provided further that no such amendment shall accelerate the Warrant Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants.

     SECTION 12. NOTICE TO HOLDERS


     If, prior to the expiration of this Option either by its terms or by its exercise in full, any of the following shall occur:

     (i) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

     (ii) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

     (iii) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

     (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (v) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

     (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

     (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

     (z) if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

     SECTION 13.     REGISTRATION RIGHTS

     13.1. DEMAND REGISTRATION RIGHT. Upon the written request of a Majority Holder, made at any time after the Exercise Date, but before the Expiration Date, the Company shall file within 90 days of such written request a registration statement or Regulation A offering statement pursuant to the Act, and all necessary amendments thereto, to register or qualify the Option, Option Securities and the Option Securities underlying the unexercised portion of this Option. No additional securities shall be included in such registration statement or offering statement without the written consent of the Majority Holder. The Company may use the Regulation A exemption if available, but the Company must file a registration statement if the securities that are to be covered cannot be sold pursuant to Regulation A because of the limitations applicable to the use of the Regulation A exemption. The Company agrees to use its best efforts to cause this registration or qualification to become effective as promptly as practicable and to keep such registration effective for a period of the lesser of 180 days or the date of completion of the distribution described in the Registration Statement; and its officers, directors, consultants, auditors and counsel shall cooperate in all matters necessary or advisable to pursue this objective. All of the expenses of this registration or qualification shall be borne by the Company, including, but not limited to, legal, accounting, consulting, printing, filing and NASD fees, out-of-pocket expenses incurred by counsel, accountants, and consultants retained by the Company and miscellaneous expenses directly related to the registration statement or offering statement and the offering, and the underwriter's accountable and nonaccountable expense allowances and fees; but the Company shall not pay any brokerage fees, commissions or underwriting discounts except to the extent they are attributable to other securities that the Company has been permitted to register or qualify or to offer in conjunction with the registration and qualification of the Option, Option Securities or the Option Securities underlying the unexercised portion of this Option. Notwithstanding the foregoing, if, as a qualification of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in the offering, it is required that offering expenses be allocated in a manner different from that provided above, then the offering expenses shall be allocated in whatever manner is most nearly in compliance with the provisions set out above. The Majority Holder shall be entitled to exercise the rights described in this subsection 13.1 one time only.

     Within 10 days after the delivery by the Majority Holder to the Company of the notice described above, the Company shall deliver written notice to all other Holders of this Option and holders of the Option Securities, if any, advising them that the Company is proceeding with a registration statement or offering statement and offering them the right to include the Option and Option Securities of those Holders or holders therein. If any Holder of a Option and Option Securities delivers written acceptance of that offer to the Company within 30 days after the delivery of the Company's notice, the Company shall be obligated to include that holder's Option and that holder's Option Securities in the contemplated registration statement or offering statement.

     13.2. PIGGY-BACK REGISTRATION RIGHT. If at any time prior to the Expiration Date the Company files a registration statement with the Commission pursuant to the Act, or pursuant to any other act passed after the date of this Agreement, which filing provides for the sale of securities by the Company to the public, or files a Regulation A offering statement under the Act, the Company shall offer to the Holder or Holders of this Option and the holders of any Option Securities the opportunity to register or qualify the Option Securities and any Option Securities underlying the unexercised portion of this Option, if any, at the Company's sole expense, regardless of whether the Holder or Holders of this Option or the holders of Option Securities or both may have previously availed themselves of any of the registration rights described in this Section 13; provided, however, that in the case of a Regulation A offering, the opportunity to qualify shall be limited to the amount of the available exemption after taking into account the securities that the Company wishes to qualify. Notwithstanding anything to the contrary, this subsection 13.2 shall not be applicable to a registration statement registering securities issued pursuant to an employee benefit plan or as to a transaction subject to Rule 145 promulgated under the Act or which a form S-4 registration statement could be used.

     The Company shall deliver written notice to the Holder or Holders of this Option and to any holders of the Option Securities of its intention to file a registration statement or Regulation A offering statement under the Act at least 60 days prior to the filing of such registration statement or offering statement, and the Holder or Holders and holders of Option Securities shall have 30 days thereafter to request in writing that the Company register or qualify the Option Securities or the Option Securities underlying the unexercised portion of this Option in accordance with this subsection 13.2. Upon the delivery of such a written request within the specified time, the Company shall be obligated to include in its contemplated registration statement or offering statement all information necessary or advisable to register or qualify the Option Securities or Option Securities underlying the unexercised portion of this Option for a public offering, if the Company does file the contemplated registration statement or offering statement; provided, however, that neither the delivery of the notice by the Company nor the delivery of a request by a Holder or by a holder of Option Securities shall in any way obligate the Company to file a registration statement or offering statement. Furthermore, notwithstanding the filing of a registration statement or offering statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement or offering statement relates, other than the Option, Option Securities and Option Securities underlying the unexercised portion of this Option. Notwithstanding the foregoing, if, as a qualification of any offering in any state or jurisdiction in which the Company (by vote of its Board of Directors) or any underwriter determines in good faith that it wishes to offer securities registered in the offering, it is required that offering expenses be allocated in a manner different from that provided above, then the offering expenses shall be allocated in whatever manner is most nearly in compliance with the provisions set out above.

     The Company shall comply with the requirements of this subsection 13.2 and the related requirements of subsection 13.7 at its own expense. That expense shall include, but not be limited to, legal, accounting, consulting, printing, federal and state filing fees, NASD fees, out-of-pocket expenses incurred by counsel, accountants and consultants retained by the Company, and miscellaneous expenses directly related to the registration statement or offering statement and the offering. However, this expense shall not include the portion of any underwriting commissions, transfer taxes and the underwriter's accountable and nonaccountable expense allowances attributable to the offer and sale of the Option, Option Securities and the Option Securities underlying the unexercised portion of this Option, all of which expenses shall be borne by the Holder or Holders of this Option and the holders of the Option Securities registered or qualified.

     If the registration for which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise as part of the written notice given pursuant to this Section. In such event, the right of any Optionholder or holder of Shares to registration pursuant to Section 13.2 shall be conditioned upon such holder's participation in such underwriting, and the inclusion of Shares in the underwriting shall be limited to the extent provided herein. All holders proposing to distribute their Shares through such underwriting shall (together with the Company and the other holders distributing their Shares through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, such underwriter may limit the amount of securities to be included in the registration and underwriting by the holders of Company securities exercising "piggyback" registration rights (including the Optionholder and each holder of Options and Shares). The Company shall so advise all such holders, and the number of shares of such securities that may be included in the registration and underwriting shall be allocated among all of such holders, in proportion, as nearly as practicable, to the respective amounts of securities requested to be included in such registration held by such holders at the time of filing the registration statement, PROVIDED, HOWEVER, that no security holder other than one exercising a demand registration right shall have superior rights with respect to inclusion in a registration than those of the Optionholder and each holder of Options and Shares and if any party is granted such superior rights hereafter the Optionholder and each holder of Options and Shares shall be deemed to be automatically granted similar rights. The Company shall advise all such holders of any such limitations and of the number or securities that may be included in the registration. Any securities excluded or withdrawn from such underwriting shall not be transferred prior to one hundred twenty (120) days after the effective date of the registration statement relating thereto, or such shorter period of time as the underwriters may require.

     13.3. INCLUSION OF INFORMATION. In the event that the Company registers or qualifies the Option, Option Securities or the Option Securities underlying the unexercised portion of this Option pursuant to subsections 13.1 or 13.2 above, the Company shall include in the registration statement or qualification, and the prospectus included therein, all information and materials necessary or advisable to comply with the applicable statutes and regulations so as to permit the public sale of the Option Securities or the Option Securities underlying the unexercised portion of this Option. As used in subsections 13.1 and 13.2, reference to the Company's securities shall include, but not be limited to, any class or type of the Company's securities or the securities of any of the Company's subsidiaries or affiliates.

     13.4. REGISTRATION STATEMENT FILED BY HOLDER. In addition to the registration rights described in subsections 13.1 and 13.2 above, upon the written request of any Majority Holder, the Company, as promptly as possible after delivery of such request, shall cooperate with the requesting Majority Holder or holder in preparing and signing any registration statement or offering statement that the Holder or holder may desire to file in order to sell or transfer the Option and Option Securities. Within 10 days after the delivery of the written request described above, the Company shall deliver written notice to all other Holders of this Option and holders of Option Securities, if any, advising them that the Company is proceeding with a registration statement or offering statement and that their Option and Option Securities will be included therein if they so desire and agree to pay their pro rata share of the cost of registration or qualification and provided that the Holder or holder delivers written notice to the Company of their desire to be included and their agreement to pay their pro rata share of the cost within 30 days after the delivery of the Company's notice to them. The Company will supply all information necessary or advisable for any such registration statements or offering statements; provided, however, that all the costs and expenses of such registration statements or offering statements shall be borne, in a manner proportionate to the number of securities for which they indicate a desire to register, by the Holders of this Option and the holders of Option Securities who seek the registration or qualification of their Option, Option Securities or Option Securities underlying the unexercised portion of their Option. In determining the amount of costs and expenses to be borne by those Holders or holders, the only costs and expenses of the Company to be included are the additional costs and expenses that would not have otherwise been incurred by the Company if those Holders or holders had not desired to file a registration statement or offering statement. As an example, and without limitation, audit fees would not be charged to those Holders or holders if or to the extent that the Company would have incurred the same audit fees for its year-end or other use in the absence of the registration statement or offering statement. The Holders or holders responsible for the costs and expenses shall reimburse the Company for those reimbursable costs and expenses reasonably incurred by the Company within 30 days after the initial effective date of the registration statement or qualification at issue.

     13.5. PAYMENT OF EXERCISE PRICE FROM PROCEEDS. In the event that any such Registration Statement is utilized for a public offering of any of the Shares to be received upon exercise of the Options pursuant to this Section 13, the Optionholder may elect to pay the exercise price of the Options to the Company out of the proceeds of the sale of the Shares pursuant to the Registration Statement concurrently with the closing of such sale of the Shares; provided that if such sale is not closed within 90 days of the effective date of such Registration Statement, then the Optionholder shall be obligated to pay the exercise price of the Options to the Company on such 90th day.

     13.6. CONDITION OF COMPANY'S OBLIGATIONS. As to each registration statement or offering statement, the Company's obligations contained in this
Section 13 shall be conditioned upon a timely receipt by the Company in writing of the following:

     (a) Information as to the terms of the contemplated public offering furnished by and on behalf of each Holder or holder intending to make a public distribution of the Option Securities or Option Securities underlying the unexercised portion of the Option; and

     (b) Such other information as the Company may reasonably require from such Holders or holders, or any underwriter for any of them, for inclusion in the registration statement or offering statement.

      13.7. ADDITIONAL REQUIREMENTS. In each instance in which the Company shall take any action to register or qualify the Option Securities or the Option Securities underlying the unexercised portion of this Option, if any, pursuant to this Section 13, the Company shall do the following:

     (a) Supply to Kashner Davidson, as the representative of the Holders of the Option and the holders of Option Securities whose Option Securities are being registered or qualified, two (2) manually signed copies of each registration statement or offering statement, and all amendments thereto, and a reasonable number of copies of the preliminary, final or other prospectus or offering circular, all prepared in conformity with the requirements of the Act and the rules and regulations promulgated thereunder, and such other documents as Kashner Davidson shall reasonably request;

     (b) Cooperate with respect to (i) all necessary or advisable actions relating to the preparation and the filing of any registration statements or offering statements, and all amendments thereto, arising from the provisions of this Section 13, (ii) all reasonable efforts to establish an exemption from the provisions of the Act or any other federal or state securities statutes, (iii) all necessary or advisable actions to register or qualify the public offering at issue pursuant to federal securities statutes and the state "blue sky" securities statutes of each jurisdiction that the Holders of the Option or holders of Option Securities shall reasonably request, and (iv) all other necessary or advisable actions to enable the Holders of the Option Securities to complete the contemplated disposition of their securities in each reasonably requested jurisdiction; and

     (c) Keep all registration statements or offering statements to which this Section 13 applies, and all amendments thereto, effective under the Act for a period of at least 180 days after their initial effective date and cooperate with respect to all necessary or advisable actions to permit the completion of the public sale or other disposition of the securities subject to a registration statement or offering statement.

     13.8. RECIPROCAL INDEMNIFICATION. In each instance in which pursuant to this Section 13 the Company shall take any action to register or qualify the Securities or the Option Securities underlying the unexercised portion of this Option, prior to the effective date of any registration statement or offering statement, the Company and each Holder or holder of Options or Option Securities being registered or qualified shall enter into reciprocal indemnification and contribution agreements, in the form customarily used by reputable investment bankers with respect to public offerings of securities, containing substantially the same terms as described in Section 10 .

     13.9.  KASHNER DAVIDSON AS REPRESENTATIVE.  For purposes of subsection
13.6 (a) above, by the receipt of this Option or any Option Securities, all Holders and all holders of Option Securities acknowledge and agree that Kashner Davidson is and shall be their representative.

     13.10. SURVIVAL. The Company's obligations described in this Section 13 shall continue in full force and effect regardless of the exercise, surrender, cancellation or expiration of this Option.

     SECTION 14.     PAYMENT OF TAXES

     The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Options or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer of the Options or the securities comprising the Shares.

     SECTION 15.     INDEMNIFICATION AND CONTRIBUTION

     15.1. INDEMNIFICATION BY COMPANY. In the event of the filing of any Registration Statement with respect to the Shares pursuant to Section 8 hereof, the Company agrees to indemnify and hold harmless the Optionholder or any holder of Shares and each person, if any, who controls the Optionholder or any holder of Shares within the meaning of the Act, against any and all loss, claim, damage or liability, joint or several (which shall, for all purposes of this Agreement include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which such Optionholder or any holder of Shares may become subject, under the Act or otherwise, insofar as such loss, claim, damage, or liability (or action with respect thereto) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus, or the Final Prospectus or any amendment or supplement thereto; or (b) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Optionholder or the holder of such Shares specifically for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Effective Prospectus and the Final Prospectus or any amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

     15.2. INDEMNIFICATION BY UNDERWRITERS. The Optionholders and the holders of Shares agree that they, severally, but not jointly, shall indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Act in respect of the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any and all loss, claim, damage or liability, joint or several (which shall, for all purposes of this Agreement include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Company may become subject under the Act or otherwise, insofar as such loss, claim, damage, liability (or action in respect thereto) arises out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto; or (b) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information and in conformity with written information furnished to the Company by the Optionholder or the holder of
Shares specifically for use in the preparation thereof.   This indemnity will be
in addition to any liability which the Company may otherwise have.

     15.3. RIGHT TO PROVIDE DEFENSE. Promptly after receipt by an indemnified party under subsection 15.1 or 15.2 above of written notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such section, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it of any liability which it may have to an indemnified party, except to the extent that the indemnifying party did not otherwise have knowledge of the commencement of the action and the indemnifying party's ability to defend against the action was prejudiced by such failure. Such failure shall not relieve the indemnifying party from any other liability which it may have to the indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that Kashner Davidson shall have the right to employ counsel to represent it and the other Optionholders of holders of Shares who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such persons against the Company under such section if, in Kashner Davidson's reasonable judgment, it is advisable for Kashner Davidson and those Optionholders or holders of Shares to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

     15.4.  CONTRIBUTION.  If the indemnification provided for in subsections
15.1 and 15.2 of this Agreement is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in subsections 15.1 or 15.2 above
(a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Optionholders on the other; or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Optionholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Optionholders shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and un-itemized expenses received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this subsection 15.4, the term "damages" shall include any counsel fees or other expenses reasonably incurred by the Company or the Underwriters in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this subsection 15.4. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in subsection 15.4 hereof).

     SECTION 16.     RESTRICTIONS ON TRANSFER

     16.1. RESTRICTIONS ON TRANSFER. This Option, the Option Securities, and all other securities issued or issuable upon exercise of this Option, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws. The Optionholder agrees that prior to making any disposition of the Options, other than to persons or entities identified in Section 2.1, the Optionholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Optionholder that in the opinion of counsel reasonably satisfactory to the Optionholder a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Commission.

     16.2. RESTRICTIVE LEGEND. The Company may cause substantially the following legends, or their equivalents, to be set forth on each certificate representing the Options, the Option Securities, or any other security issued or issuable upon exercise of this Option, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public pursuant to Section 8 above:

     (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

     (b)  Any legend required by applicable state securities laws.

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

     SECTION 17.     FRACTIONAL SHARES

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Option. With respect to any fraction of a share of any security called for upon any exercise of this Option, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the Current Market Price of that share.

     SECTION 18.     NO RIGHTS AS STOCKHOLDER; NOTICES TO OPTIONHOLDER

     Nothing contained in this Agreement or in the Options shall be construed as conferring upon the Optionholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect to any meeting of stockholders for the election of directors of the Company or any other matter. The Company covenants, however, that for so long as this Option is at least partially unexercised, it will furnish any Holder of this Option with copies of all reports and communications furnished to the shareholders of the Company. In addition, if at any time prior to the expiration of the Options and prior to their exercise, any one or more of the following events shall occur:

     (a)    Any action which would require an adjustment pursuant to Section
4.1 (except subsections 4.1(e) and 4.1(h)) or 4.4; or

     (b) A dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of its property, assets, and business as an entirety or substantially as an entirety) shall be proposed:

     then the Company shall give notice in writing of such event to the Optionholder, as provided in Section 16 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive notice or any defect therein shall not affect the validity of any action taken with respect thereto.

     SECTION 19.     CHARGES DUE UPON EXERCISE

     The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Option or the issue or delivery of Option Securities upon the exercise of this Option.


     SECTION 20.     NOTICES

     Any notice pursuant to this Agreement by the Company or by an Optionholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

     (a) If to an Optionholder or a holder of Shares, addressed to Kashner Davidson Securities Corporation, 77 South Palm Avenue, Sarasota, Florida 34236,
Attention:  President.

     (b) If to the Company addressed to it at FirstLink Communications, Inc., 190 SW Harrison, Portland, Oregon 97201, Attention: President.

     Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

     SECTION 21.     ARBITRATION

     The Company and the Holder, and by receipt of this Option or any Option Securities, all subsequent Holders or holders of Option Securities, agree to submit all controversies, claims, disputes and matters of difference with respect to this Option, including, without limitation, the application of this
Section 21 to arbitration in Portland, Oregon, according to the rules and practices of the American Arbitration Association from time to time in force; provided, however, that if such rules and practices conflict with the applicable procedures of Oregon courts of general jurisdiction or any other provisions of Oregon law then in force, those Oregon rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Oregon. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

     SECTION 22.     APPLICABLE LAW

      This Option shall be governed by and construed in accordance with the laws of the State of Oregon, and courts located in Oregon shall have exclusive jurisdiction over all disputes arising hereunder.


     SECTION 23.     MISCELLANEOUS PROVISIONS

     (a) Subject to the terms and conditions contained herein, this Option shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Option Securities and the exercise of this Option in full shall not terminate the provisions of this Option as it relates to holders of Option Securities.

     (b) If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

     (c) This Option cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and Kashner Davidson.

     (d) If any provision of this Option shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Option.

     (e) The Company agrees to execute such further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Option.

     (f) Paragraph headings used in this Option are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Option. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.


                              FIRSTLINK COMMUNICATIONS, INC.


                              By:
                                 -----------------------------------------
                                       A. Roger Pease, President



                              KASHNER DAVIDSON SECURITIES
                              CORPORATION


                              By:
                                 -----------------------------------------



                                      EXHIBIT A


THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED.

                                                    Option Certificate No. RSO-


                        REPRESENTATIVE'S OPTIONS TO PURCHASE
                               SHARES OF COMMON STOCK

                           FIRSTLINK COMMUNICATIONS, INC.

                            INCORPORATED UNDER THE LAWS
                               OF THE STATE OF OREGON

     This certifies that, for value received,______________________, the registered holder hereof or assigns (the "Optionholder"), is entitled to purchase from FirstLink Communications, Inc. (the "Company"), at any time during the period commencing at 9:00 a.m., Portland, Oregon time, on_______________ at the purchase price per Share of __________________ (the
"Exercise Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The number of shares of Common Stock of the Company purchasable upon exercise of the Options evidenced hereby shall be subject to adjustment from time to time as set forth in the Representative's Option Agreement.

     The Options evidenced hereby may be exercised in whole or in part by presentation of this Option Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Exercise Price at the principal office of the Company. Payment of such price shall be made at the option of the Optionholder in cash or by check or by Cashless Exercise subject to the provisions of Section 3 of the Representative's Option Agreement (as that term is defined herein).

     The Options evidenced hereby represent the right to purchase an aggregate of up to 100,000 Shares and are issued under and in accordance with a Representative's Share Option Agreement, dated as of________________ , between the Company and Kashner Davidson Securities Corporation and are subject to the terms and provisions contained in the Representative's Option Agreement, to all of which the Optionholder by acceptance hereof consents.

     Upon any partial exercise of the Options evidenced hereby, there shall be signed and issued to the Optionholder a new Option Certificate in respect of the Shares as to which the Options evidenced hereby shall not have been exercised. These Options may be exchanged at the office of the Company by surrender of this Option Certificate properly endorsed for one or more new Options of the same aggregate number of Shares as here evidenced by the Option or Options exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Options. These Options are transferable at the office of the Company in the manner and subject to the limitations set forth in the Representative's Option Agreement.

     This Option Certificate does not entitle any Optionholder to any of the rights of a stockholder of the Company.

                              FIRSTLINK COMMUNICATIONS, INC.



                              By:
                                 -----------------------------------------

Dated:

[Seal]

Attest:


------------------------------
     Secretary

                                 NOTICE OF EXERCISE


(To be executed by a Holder desiring to exercise the right to purchase Shares pursuant to a Option.)

     The undersigned Holder of a Option hereby:

     (a) irrevocably elects to exercise the Option to the extent of purchasing _______________ Shares;

     (b) makes payment in full of the aggregate Exercise Price for those Shares in the amount of $_________________ by the delivery of certified funds or a bank cashier's check in the amount of $_________________;

     (c) requests that certificates evidencing the securities underlying such Shares be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:

     -----------------------------------------------

     -----------------------------------------------

     -----------------------------------------------

     (Name and address of person OTHER than the undersigned in whose name Shares are to be registered)

     (d) requests, if the number of Shares purchased are not all the Shares purchasable pursuant to the unexercised portion of the Option, that a new Option of like tenor for the remaining Shares purchasable pursuant to the Option be issued and delivered to the undersigned at the address stated below.


Dated:                             --------------------------------------------
      ---------------------               Signature
                                   (This signature must conform in all respects to the name of the Holder as specified on the face of the Option.)



---------------------------        --------------------------------------------
Social Security Number             Printed Name
or Employer ID Number
                              Address:
                                      -----------------------------------------

                                      -----------------------------------------

                                ASSIGNMENT FORM


FOR VALUE RECEIVED, the undersigned, __________________________________, hereby sells, assigns and transfers unto:

Name:
     -------------------------------------------------
            (Please type or print in block letters)

Address:
        ----------------------------------------------

        ----------------------------------------------

the right to purchase _________________ Shares of FirstLink Communications, Inc. (the "Company") pursuant to the terms and conditions of the Option held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Option pursuant to which the rights to purchase being assigned may be exercised, and
(ii) if there are rights to purchase Shares remaining pursuant to the undersigned's Option after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Option evidencing the right to purchase the number of Shares remaining after issuance and delivery of the Option to the above-named assignee. Except for the number of Shares purchasable, the new Options to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Option. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints ____________________________________ as the undersigned's attorney-in-fact to transfer the Options and the rights thereunder on the books of the Company with full power of substitution for these purposes.


Dated:
       --------------------        --------------------------------------------
                                      Signature
                                        (This signature must conform in all
                                        respects to the name of the Holder as
                                        specified on the face of the Option.)



                                   --------------------------------------------
                                       Printed Name

                           Address:
                                   --------------------------------------------
                                   --------------------------------------------

                           OPTION CONVERSION EXERCISE FORM

TO:  FirstLink Communications, Inc.

     Pursuant to Section 4.6 of the Representative's Share Option Agreement, the Holder hereby irrevocably elects to convert Options into_________________Shares of the Company. A conversion calculation is attached hereto as Exhibit B-1.

     The undersigned requests that certificates for such Shares be issued as follows:

     Name:
          ---------------------------------------------------------------------

     Address:
             ------------------------------------------------------------------

     Deliver to:
                ---------------------------------------------------------------

and that a new Option Certificate for the balance remaining of the Options, if any, be registered in the name of, and delivered to, the undersigned at the address stated above.

     Signature                                    Dated
               ----------------------------------      ------------------------

                                                                    Exhibit B-1

                          CALCULATION OF OPTION CONVERSION


Converted Securities          =         NET VALUE
                                        ---------
                                          FMV

FMV                           =         $
                                         ---------------------------------

Net Value                     =         Aggregate FMV - Aggregate Exercise Price

                              =         $               -
                                         --------------   ----------------

                              =         $
                                         ---------------------------------

Converted Shares              =          ---------------------------------

Fractional Converted Shares   =          ---------------------------------(1)

(1) FirstLink Communications, Inc. to pay for fractional Shares in cash @ $___________________ per Share.